                    U.S. SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                              __________________

                                   FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                          THE SECURITIES ACT OF 1934



Date of Report (Date of earliest event reported):  September 15, 2000
                                                 -----------------------



                            Adventure Minerals Inc.
         --------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



     Nevada                         0-27295                      98-0208988
     ------                         -------                      ----------
 (State or other                  (Commission                 (I.R.S. Employer
  jurisdiction                    File Number)               Identification No.)
of incorporation)



    1859 Spyglass Place, Suite 414
   Vancouver, British Columbia, Canada                              V6Z 4K6
---------------------------------------------                   ----------------
  (Address of principal executive offices)                         (Zip Code)



Registrant's telephone number, including area code:   (604) 872-4107
                                                   --------------------

Item 1.   Changes in Control of Registrant

     On September 13, 2000, Adventure Minerals Inc. (the "Company") entered into an Agreement and Plan of Reorganization (the "Agreement") with Planet Earth Recycling Inc. ("PERI") (a copy of which is attached hereto as Exhibit A). The first step in the reorganization was to merge PERI with and into AVML Sub One Corporation, a Nevada corporation and a wholly owned subsidiary of the Company, in exchange for common stock of the Company. For each share of PERI common stock held by a PERI shareholder, the PERI shareholder received one share of the common stock of the Company. Upon the effective date of the merger, September 15, 2000, the Company controlled 100% of the issued and outstanding common stock of PERI.

     Prior to the merger, the Company had 10,315,000 shares of common stock outstanding. On the effective date of the merger, the following became the share ownership of the Company:

Name                                                 No. Shares        Ownership
----                                                 ----------       ----------

1. PERI Shareholders                                 10,000,000         49.22%

2. Existing Shareholders of the Company              10,315,000         50.78%

                                                     ==========       =========
              TOTALS                                 20,315,000        100.00%

     As part of the Agreement, the number of directors of the Company was changed from two to three. On September 15, 2000, the current members of the Board of the Company, Grayson Hand and Gordon Keevil, resigned and three new directors, Don Dick, Wayne Hansen, and Gary Martin, were appointed to fill the vacancies.

     On September 15, 2000, Grayson Hand resigned as President, Treasurer and Secretary of the Company and new officers were appointed by the Board. Frank Andre became President of the Company, Gary Martin became Secretary of the Company and Wayne Hansen became Treasurer of the Company.

     The following summaries outline the professional backgrounds of the new directors and executive officers over the past five years:

     Frank Andre - President
     -----------------------

     Frank Andre was elected President of the Company on September 15, 2000. Mr. Andre also has his own consulting firm, Frank Andre Consulting Services, which he founded in 1993. From 1999 to September 2000, Mr. Andre worked as on a consulting basis as a sales and marketing director for Thermo Tech Technologies, Inc., a waste management and recycling services company. From 1998 to 1999, he devoted the majority of his time to Ultra Chem Industries Ltd., a British Columbia, Canada manufacturing company that produces specialty floors and carpets. In that position, he was primarily responsible for the distribution of Ultra Chem's products and systems through a network of 50 authorized distributors in the U.S. and

Canada. From 1993 to 1998, Mr. Andre consulted in the areas of sales and marketing for USA Waste Services, Inc. Prior to forming his consulting firm, Mr. Andre worked as a sales manager for several companies that produce and sell waste processing systems. Mr. Andre was Chairman of the British Columbia Waste Management Association from 1988 to 1990.

     Donald D. Dick - Director
     -------------------------

     Donald Dick was appointed a director of the Company on September 15, 2000. Mr. Dick has been President of Dick Engineering Inc. in Toronto, Ontario since 1976. His company has been involved with several important development projects, including the following: a new tissue operation for Carrotecnica Centroamerica in El Salvador; projects for Thermo Tech Waste Systems Inc.; a definition study for a tissue mill upgrade project for CityForest Corporation in Ladysmith, Wisconsin; design of green field deinked pulp mill for the Pine Falls Paper Co.; design of a green field paperboard mill for Trent Valley Paperboard Mills in Trenton, Ontario; feasibility studies for deinking pulp mills for Kruger Inc.; and a feasibility study for deinking facilities for Papeles Nacionales S.A., Pereira, Colombia. Mr. Dick has a Bachelor of Science in Civil Engineering from the University of Alberta.

     Wayne A. Hansen - Director and Treasurer
     ----------------------------------------

     Wayne Hansen was appointed a director and elected an executive officer of the Company on September 15, 2000. Since 1996, Mr. Hansen has held the position of President at Caulfied Capital Management Inc. In that position he provided management consulting services to entrepreneurs and businesses with a particular focus on capital formation and acquisition. From 1984 to 1996, Mr. Hansen held various positions at BDO Dunwoody, an accounting firm, including managing partner, Asia liaison partner, national firms committee partner and practice partner. Mr. Hansen has a B.A. from the University of British Columbia and is a Chartered Accountant.

     Gary Martin - Director and Secretary
     ------------------------------------

     Gary Martin was appointed a director and elected an executive officer of the Company on September 15, 2000. Mr. Martin has been President of Magest Inc. since 1990. He has over twenty years of experience in the construction industry. His duties have included field supervision of trade and general contracting activities, purchasing of materials, recruitment and supervision of field and shop labor, and administration and co-ordination of subtrade services. From 1994 to 1998, Mr. Martin was a member of the Butler Builders Advisory Council, with his last two years as Chairman of the Council. He has a degree in Construction Technology and Estimating from Conestoga College in Ontario.

     The second step in the reorganization was the merger of AVML Sub One with and into the Company on September 19, 2000. This completed the merger of PERI with and into the Company.

     The Company will seek shareholder approval of amendments to its articles of incorporation, including a change in the Company's name to Planet Earth Recycling Inc. and a change in its trading symbol. The Company's Board of Directors will also approve Amended and Restated Bylaws.

Item 2.  Acquisition or Disposition of Assets

     On September 13, 2000, the shareholders of AVML Sub One, a wholly owned subsidiary of the Company, and the shareholders of PERI approved the Agreement, which included an Agreement and Plan of Merger merging PERI with and into AVML Sub One (the "Merger"). Upon the effective date of the Merger, September 15, 2000, PERI ceased to exist and all of its assets and liabilities became those of AVML Sub One.

     The offering of the Company's shares to PERI shareholders was conducted pursuant to an exemption from registration, namely Regulation S of the Securities Act of 1933, as amended (the "Act"). As a result, the Company's shares held by former PERI shareholders are "restricted securities" subject to Rule 144 of the Act.

     As part of the Merger, each share of common stock of PERI issued and outstanding was exchanged for one share of common stock of the Company. The PERI shareholders exchanged 10,000,000 shares of PERI common stock for 10,000,000 shares of the Company's common stock. Immediately following the effective date of the Merger on September 15, 2000, the total issued and outstanding shares of the Company's common stock was 20,315,000 and the major shareholders of the Company were as follows:

                                                                                            Percentage of
Name and Position                                             Number of Shares            Outstanding Shares
-----------------                                             ----------------            ------------------
Grayson Hand - former Director and                                6,000,000                     29.53%
      Executive Officer of the Company
------------------------------------------------------------------------------------------------------------
Gary Martin - Secretary and Director of the                         900,000                      4.43%
      Company
------------------------------------------------------------------------------------------------------------
Wayne Hansen - Treasurer and Director of                            100,000                      0.49%
      the Company
------------------------------------------------------------------------------------------------------------
Frank Andre - President of the Company                              100,000                      0.49%
------------------------------------------------------------------------------------------------------------
Don Dick - Director of the Company                                        0                      0.00%
------------------------------------------------------------------------------------------------------------
ALL CURRENT DIRECTORS AND                                         1,100,000                      5.41%
OFFICERS AS A GROUP (4 Persons)
------------------------------------------------------------------------------------------------------------

     The second step in the Agreement was to merge AVML Sub One with and into the Company, thereby completing the merger of PERI with and into the Company. The second merger was effective on September 19, 2000. The overall transaction has been structured to provide favorable tax treatment as a tax-free reorganization.

               Terms of the Merger Between PERI and AVML Sub One

     PERI was merged with and into AVML Sub One pursuant to Chapters 78 and 92A of the Nevada Revised Statutes, as amended, and in accordance with the terms and conditions of the Agreement and Plan of Merger. A majority of the shares entitled to vote of record for each of the corporations approved the Merger by written consent. Therefore, upon execution by the surviving entity of the Articles of Merger and the filing of the Articles of Merger with the

Secretary of State of Nevada, the merger became effective (the "Effective Time of the Merger"). The Articles of Merger were filed with the Secretary of State of Nevada on September 15, 2000.

     The Board of Directors of PERI approved the Merger by resolution on September 11, 2000. The Boards of Directors of the Company and AVML Sub One approved the Merger by resolution on September 11, 2000.

     The shareholders of PERI approved the merger by unanimous written consent on September 13, 2000. The shareholder of AVML Sub One approved the merger by written consent on September 11, 2000. Pursuant to Nevada Revised Statute 92A.130, no shareholder vote was necessary for approval of the merger by the Company.

     Certificate of Incorporation and Bylaws
     ---------------------------------------

     The Articles of Incorporation and Bylaws of AVML Sub One became the articles of incorporation of the surviving entity and the bylaws of PERI became the bylaws of the surviving entity.

     Officers and Directors
     ----------------------

     The executive officers and directors of AVML Sub One in office at the Effective Time of the Merger became those of the surviving entity.

     Purpose of Merger
     -----------------

     The main purpose of the merger is to provide shareholders of PERI with a liquid market for their shares and to transfer the assets and business of PERI to the Company.

     Conversion of Shares
     --------------------

     The mechanics of the merger consisted of an exchange of all existing common shares of PERI for common shares of the Company. All shareholders of PERI received one (1) share of common stock of the Company for every one (1) outstanding share of common stock of PERI. In the aggregate, 10,000,000 shares of common stock of the Company were issued to shareholders of PERI. Each shareholder of PERI had to surrender their current share certificates in PERI for common share certificates in the Company. By so doing, each shareholder of PERI took all the rights incident to their current shares and turned them in for rights incident to the new common shares.

     Amendment to the Agreement and Plan of Merger
     ---------------------------------------------

     The Agreement and Plan of Merger may not be amended or supplemented after having been approved by the shareholders of PERI and AVML Sub One except by a vote or consent of the shareholders of PERI and AVML Sub One in accordance with applicable law.

     Effects of the Merger
     ---------------------

     PERI ceased to exist as a separate entity. All of PERI's shareholders became shareholders of the Company. The liquidity and market value of the Company's common stock is greater than that of PERI. More importantly, PERI's shareholders received restricted shares subject to a holding period of at least one year pursuant to Rule 144 of the Act.

                    Description of Business of the Company

     The Company, a Nevada corporation formed in February, 1999, is a development stage company engaged in the acquisition, exploration and development of mineral properties. As part of the acquisition of a majority of PERI's common stock, the Company will change its name and trading symbol to reflect the change in the focus of its business activities to recycling products and services. The Company's executive offices are located at 101 Convention Center Drive, Suite 1200, Las Vegas, Nevada, 89109 and its telephone number is 604-872-4107.

     Further detailed information about the Company can be found in the Adventure Minerals Inc. Form 10-KSB for year ended April 30, 2000 (filed with the SEC on June 22, 2000).

                        Description of Business of PERI

     Summary
     -------

     PERI, a privately held company, was formed in November, 1999, in the State of Nevada. PERI is a development stage company with its core business focused on technologies and services for recycling of waste materials. It has an integrated, multi-faceted recycling and waste management business, ready to address a broad range of recyclable materials including glass, plastic, paper, cardboard, metals and particularly organic wastes. PERI, through its subsidiary, holds contractual rights to build, support and supply Thermo Master(TM) Plants which employ a patent protected process to convert organic waste materials to valuable feed and fertilizer products and holds an exclusive master license to own and sub-license Thermo Master(TM) Plants in Canada, California, Washington, Oregon, Nevada, Hawaii and Iowa. PERI's presence in a community means local employment, effective waste recycling opportunities and environmental improvements.

     PERI is dedicated to recycling in all forms of waste material and employs a comprehensive approach that begins with waste audits at the generator's business and continues through to recycling. PERI not only employs recycling technology, it builds and supports the plants and systems used to deliver the technology.

     PERI has a strong commitment to build its business either through further development of its existing capabilities or through acquisition of technologies and businesses that will enhance and expand its current business. PERI maintains a sound base of engineering, scientific expertise, construction management and techniques, public relations, financial expertise, recycling technology and waste acquisition systems.

     PERI offers a full range of waste recycling and management services to waste generators and communities. PERI conducts its business via subsidiaries as follows:

                                     PLANET EARTH RECYCLING, INC.
                                     ----------------------------
                                     |
                                     |
                                     PLANET EARTH OPERATING SERVICES INC.
                                     ------------------------------------
                                     |
                                     |
                                     1.   EARTH ALLIANCE SYSTEMS INC. (Waste
                                          --------------------------
                                          acquisition - Satellite centers - Tote
                                          services Transfer stations - De-
                                          packaging - Commodity broker glass,
                                          metals, plastics, paper, organics -
                                          Waste audits)
                                     2.   PLANET EARTH DESIGN BUILD INC.
                                          -----------------------------
                                          (Engineering - Permitting -
                                          Construction services - Equipment
                                          procurement - Turnkey recycling
                                          systems - Transfer stations - New
                                          technology development)
                                     3.   PLANET EARTH BIO CONVERSION INC.
                                          -------------------------------
                                          (Licenses for Thermo Master(TM)
                                          Plants - Exclusive and non-exclusive
                                          territory)
                                     4.   PLANET EARTH MANAGEMENT INC.
                                          ---------------------------
                                          (Commissioning - Training - Operating
                                          services - Support services - Complete
                                          recycling systems)

     The parent company, PERI, is primarily focused on corporate management and financing. Planet Earth Operating Services Inc. ("PEOSI") delivers all aspects of the operational side of the business through its several subsidiary companies. PEOSI is built from a company with a history of 45 years of successfully providing systems, equipment and services in the agricultural and environmental industries. It continues to deliver those services to a broad industry sector and to expand even further. Its waste management and recycling team brings experience with every major waste management firm known in North America.

     PERI has assembled a team of core consultants with over 300 years of combined experience in the critical sectors of its business. Within the group of key consultants resides knowledge and experience in every aspect of engineering, research and development, construction, mechanical operations, public relations and marketing, waste acquisition, recycling and financing needed to conduct business.

     As structured, two of the subsidiary companies are expected to generate revenue by supplying construction and support services to build, operate and maintain Thermo Master(TM) Plants, Earth Alliance Satellite Centers, transfer stations, water treatment facilities and other such physical plants. These companies may provide services directly, but will more likely oversee the programs and services which are delivered at the local level by local sub-contractors having the required skills and abilities to do so.

     The other subsidiaries, Earth Alliance Systems Inc. and Planet Earth Bio Conversion Inc., capitalize on the unlimited potential of the waste and recycling markets throughout the world. These two companies are structured to own and operate waste acquisition, recycling, organic waste conversion and commodity brokering businesses to cover the full spectrum of recycling opportunities in the marketplace. These two subsidiaries are anticipated to generate the most revenue for the surviving entity.

     PERI is also involved in commodity businesses, whether that be the end product from Thermo Master(TM) businesses (feed or fertilizer products) or the recyclable plastics, paper, glass, metals and other recoverable materials. At present, this function is within Earth Alliance, but may be launched in the future as a free-standing subsidiary.

     Marketplace
     -----------

     The market opportunity is effectively limitless given a world population of approximately six billion. Billions of tons of waste are produced annually.

     The entire recycling industry is in its technological and functional infancy. In recent years, there has been a major shift towards policies and systems that conserve and recover scarce and valuable resources. (Canadian Council of Ministers of the Environment, U.S. Government, State of California.) Recycling has gone from the fringe to the mainstream in terms of policy and programs. Although some nations are ahead of others, there appears to be a global will, even in less developed nations, to address the pressing environmental issues.

     The first phase of recycling has not really been recycling at all. Two examples are waste-to-energy power plants and composting. Waste to energy systems is where heat energy is recovered from the incineration process and used to create electrical power or steam. Once the incineration is complete, there may be a net benefit but ultimately the starting resource has been destroyed. With organics, there is a net negative energy balance; more energy must be put in to incinerate organics than can be recovered. Also, incineration produces residues that must be dealt with and emissions are produced that can create their own problems. Composting appears to recycle organic materials but an effective composting operation destroys approximately 50% of the solids and releases greenhouse gases to the environment. Some of the material is recovered and recycled, but it is still ultimately a downward cycle with a number of negatives. True recycling minimizes degradation and loss. That is precisely what PERI's businesses are capable of doing.

     PERI is actively researching and reviewing potentials for new advanced recycling technologies in all sectors. It accomplishes its goal of providing a full-service recycling solution by performing and supporting its own applied research, creating appropriate alliances, licensing technologies and acquiring other businesses.

     PERI has already identified a major role to be played in reducing greenhouse gas emissions and global warming. PERI's recycling approach reduces greenhouse gases by removing organics from landfills, where they ultimately break down to carbon dioxide and methane. Most of the landfill emission is methane, a greenhouse gas which is 21 times as potent as carbon dioxide and by other calculation methods, as much as 62 times higher. (U.S. Environmental Protection Agency; Commission of the European Communities.) Earth Alliance diverts these organic waste materials from landfills.

     With debt financing secured through the European environmental fund, rapid plant construction is facilitated. The funds are paid to PERI, ETT and Thermo Tech(TM) to build plants throughout the world. The fund invests in the cash flow potential of the business being financed similar in structure to the petroleum industry funds that work off of the cash flow value of oil properties.

     Many North American markets, especially those in PERI's exclusive territory, are approaching tipping fees of $100/ton. In parts of Europe, fees can be twice as much. (European Commission Report on Composting.) Waste tipping fees are a reflection of the environmental pressures within those markets. There will be large spreads between the standard disposal fees in the market and the actual prorated per ton costs to build and operate a Satellite Center, a Thermo Master(TM) Plant or other waste recycling facility. PERI's competitive advantage is partly due to its lower than industry average waste disposal fees.

     The biggest factors in waste disposal are population density and human activities. Europe has an average population density of 300 people per square mile. The Netherlands, the most densely populated European nation, has 976 people per square mile. The core block of European nations, including Germany, France, the U.K., Belgium and the Netherlands, is home to over 224 million people. (Statistical Office of the European Commission.) There is no longer a reasonable option for landfill disposal. Even in PERI's U.S. territory, people are concentrated in coastal communities and the bulk of California's 33 million people reside between San Francisco and San Diego. Los Angeles County alone houses almost 10 million. (U.S. Census Bureau.)

     It is this environmental pressure that creates the market for Thermo Master(TM) Plants and for PERI's comprehensive, environmentally sustainable waste management and recycling services. Opportunities in China are another market of immense proportion. The population is now estimated to be in excess of
1.2 billion people, all living in a geographical region of approximately the same size as the United States. Population density in the region of first interest, the Yangzi Delta, exceeds 1,470 per square mile. (Department of Foreign Affairs and International Trade for Canada.) PERI's partner in China is Xin Hua Holdings. Letters of intent have been signed to construct two plants.

     Thermo Tech(TM) has structured itself to license the use of its technology and has set out a plan to roll out plants as rapidly as possible through the efforts of master licensees as well as its own marketing. Through the master service agreement with PEOSI, a turnkey waste conversion plant can be delivered quickly. PERI has structured itself to deliver a comprehensive "one-stop" system of waste recycling. The combination is unlike anything else in the waste industry.

     Marketing Plan
     --------------

     PERI has identified several attractive market opportunities for its products and services. Even though PERI has focused on Thermo Master(TM) organic waste conversion technology as a key element in its business plan, PERI is capable of providing a total recycling system.

     . PERI is structured to provide "one-stop-shopping" to waste generators for a range of essential functions and services.
     . PERI provides key project development and support services for Thermo Master(TM) Plants, Earth Alliance Satellite Centers, transfer stations, waste water and water treatment systems, as well as other environmental and recycling processes and facilities.
     . PERI, through its subsidiary, is a master licensee for the Thermo Master(TM) technology and has acquired exclusive rights for all of Canada plus the states of California, Washington, Oregon, Nevada, Hawaii and Iowa. PERI also enjoys non-exclusive rights to build and operate plants throughout the world.
     . PERI will be the owner and operator, through Earth Alliance Systems Inc. of Satellite Centers and an extensive waste acquisition and recycling business.
     . PERI delivers recycling options for the full range of recognized recyclable materials, including glass, plastic, paper, metals and cardboard. PERI also offers an option that others cannot - real and effective recycling of organic wastes.

PERI is an integrated and diversified environmental and recycling business, possessing the key technologies and systems to provide a comprehensive range of recycling options to clients. The Thermo Master(TM) technology gives PERI a market advantage in organic recycling. Over time, PERI plans to acquire or develop other recycling technologies and businesses complementary to its core business.

     Waste Supply and Recycling Services
     -----------------------------------

     Earth Alliance Systems Inc. has the expertise to effectively manage a wide range of recyclable waste materials. It receives, sorts and assembles a full range of recyclable materials including organics. Earth Alliance supplies, brokers or processes these materials as is most appropriate. In the case of organic wastes, Earth Alliance delivers a raw material stream to any given Thermo Master(TM) Plant on a put or pay contract basis. This assures the viability of the Plant from the very beginning of operations. Earth Alliance's proprietary Satellite Centers are the key to efficient waste gathering, recycling and brokering. The business of any Thermo Master(TM) Plant, whether owned and operated by PERI or some other entity, is processing of organic waste materials to produce valuable end products in the form of feed or fertilizer ingredients. Acquisition of that waste should not be part of the plant's business. At the same time that it is supplying organics to Thermo Master(TM) facilities, Earth Alliance is able to handle and direct other recyclables such as glass, plastic, paper, metals and cardboard, ensuring that these materials get to firms specializing in their effective recovery and remanufacture.

     PERI's business is recycling. PERI's business advantage is that it has the answer for dealing with organic wastes, not just materials that already have a recognized option for recycling. The organic advantage is access to, or ownership of, the Thermo Master(TM) bio conversion process.

     From the time that a potential plant site is identified, PEOSI provides the following services under terms agreed upon with the licensee and through its subsidiaries:

     . Assessment of market demographics and organization, including the ultimate availability of sufficient waste at appropriate prices to justify the placement of a Thermo Master(TM) Plant. This is a contracted service. A feasibility report is prepared and delivered.
     . Upon completion of agreements to proceed with the project, Earth Alliance begins contracting with waste generators and haulers, offering a full range of services including waste audits.
     . As directed by the geography and demographics of the specific market, Earth Alliance sites and constructs the optimum number of Satellite Centers to receive organic wastes and provide de-pack and other recycling services.
     . Organic waste is supplied to the plant under a pre-agreed, put or pay contract and other recyclables are directed to appropriate users.

     Earth Alliance is equipped to collect and prepare all manner of wastes for recycling, including organic wastes. It is structured to serve customers with unique needs, especially small generators that have relatively few options for responsible organic waste management. PERI has developed its toter bin exchange service and a proprietary satellite waste receiving and preparation facility where it can take bulk wastes and grind them into a densified slurry that can be transported economically over greater distances. It is able to receive and depackage food materials, sending the organics for processing at the Thermo Master(TM) Plant and the containers to suitable materials recycling facilities. The Satellite Center provides a superior option for specialized communities such as resort towns located in environmentally sensitive areas. PERI provides:

     .    Competitive prices to waste generating clients of all sizes;
     .    Effective recycling options for waste generators;
     .    Access by waste generators to state-of-the-art organic recycling;
     . Reduction of negative consequences of organic waste disposal including leachate run-off, production of odors and greenhouse gases; and
     . Contracted waste delivery at reasonable prices and in a ready process form for Thermo Master(TM) Plants.

     Pre-Construction Services
     -------------------------

     Thermo Master(TM) Plants are built according to a standard turnkey design package. PERI has established a master services agreement to construct and support Thermo Master(TM) Plants. Planet Earth Design Build Inc. delivers the actual turnkey plant to its owners based on a formal executed contract. Each plant must be sited and built according to local codes and regulations, and it must be engineered and constructed to meet the needs of that particular business. PEOSI can provide these services directly, but will more likely coordinate and manage the projects with specific services provided by local sub-contractors. Upon notification that negotiations have been finalized regarding the establishment of a new Thermo Master(TM) Plant in a specific market, PEOSI prepares for construction of that plant. Included in that preparation are the following tasks:

     . Review the local market and prepare a short list of suitable locations, assuming that the licensee has not already provided a site;
     . Review local, state and federal regulations pertaining to establishment of a Thermo Master(TM) Plant in a particular location;
     . Contract with local engineering firms to conduct necessary site assessment studies;
     . Acquire the approvals and permits required to build and operate a plant of the specific description and size intended;
     . Contract with local engineers to prepare site drawings and construction drawings in accord with local codes; and
     .    Initiate procurement programs for plant equipment and systems.

     With respect to actual construction of the plant, PEOSI delivers or arranges the following services:

     .    Provide or contract general contracting services for the project;
     .    Arrange all sub-contracts required to deliver a finished plant;
     . Continue with procurement programs to assure timely delivery of plant materials and equipment;
     . Coordinate and oversee the efforts of all contractors responsible for delivering the finished and operational plant;
     . Manage budgets and time-lines to ensure delivery on budget and on time; and
     . Ensure the mechanical commissioning of all systems is completed by the responsible party.

     The same concepts apply to Earth Alliance Satellite Centers or any other facility that PEOSI delivers on a turnkey basis for any client. As much as possible, PEOSI uses local experts, contractors and service suppliers, thus increasing overall business within the community. PERI hires local staff for all its ongoing facilities and services, whether that be employees for Satellite Centers, its own Thermo Master(TM) businesses or support services for plants owned by other entities. When a plant is constructed and ready for start-up and process commissioning, PEOSI will deliver the following through Planet Earth Management Inc.:

     .    A complete set of all necessary systems and procedures manuals;
     .    Training in the use of key equipment and systems;
     .    Training for management and staff regarding process and operations;
     .    Training on quality and process monitoring procedures and equipment;
     .    Start-up and process commissioning; and
     . Ongoing and comprehensive longer-term maintenance service and programs.

     Intellectual Property Protection
     --------------------------------

     PERI is an integrated and comprehensive recycling business, dealing in every aspect of the sector. Thermo Tech(TM) Technologies Inc., through its subsidiary, is a technology company that has developed and holds the rights to the world's most advanced and largest commercial system for organic waste recycling. The Thermo Master(TM) technology is patent protected to 2016 through U.S. Patent 5,810,903 and to 2017 by New Zealand Patent No. 334753. Another 16 international versions of the same patent have been submitted through the Patent Cooperation Treaty and designated as fully acceptable for patenting at the national level. These patents are currently pending. Patents are also pending on other aspects of the process.

     Thermo Tech(TM) and PERI Alliance
     ---------------------------------

     Thermo Tech(TM) has restructured to operate as the marketer and the licensor of its technology. PERI supplies, under the master service agreement, everything needed to establish plants and keep them maintained and operating effectively, with a secure supply of waste. PERI can deliver the entire package of services to Thermo Tech(TM) and the owners of specific plants in a cost-effective manner while achieving its own goals of profitable operations. Plants can be sized from 100 tons up to 1,200 tons per day processing capacity. That is why the alliance between the companies makes so much sense.

     PERI has its own expert team members to direct and manage various components of its business. Each one brings a wealth of experience in their own field of engineering, construction, financial systems, process technology, technology development, operational management and waste procurement systems. PERI has the necessary business links to other key third party suppliers that can provide such services as specialized environmental permitting, plant site assessment, and design and systems engineering. All services are provided according to the master agreement on a cost plus basis, thus ensuring positive cash-flow to PERI. Plant construction costs are covered by debt financing. Operating services are paid for by plant revenues.

     PERI provides all services to its own plants and to Thermo Tech(TM) plants as per the master services agreement. PERI has an exclusive agreement to supply its comprehensive range of services to European Thermo Technology Ltd. ("ETT"), which is based in London, England. ETT has been established to exploit the European market comprised of the United Kingdom, Germany, France, Spain, Portugal, Italy, Greece, Norway, Sweden, Finland, Switzerland, the Netherlands, Luxembourg, Ireland, Denmark and Belgium. As other master licensees emerge, PERI will establish similar arrangements for project and support services.

     Sources of Revenue
     ------------------

     All four subsidiary businesses are structured to operate as separate profit centers. The subsidiaries have been structured as distinct entities to ensure that PERI's management can track each subsidiary's performance. The products and services expected to produce the majority of the revenue for PERI consist of the following:

     (1) Market assessment, engineering, construction, commissioning and training services required to establish and bring into operation a particular Thermo Master(TM) Plant (or other environmental facility);

     (2)  Long-term contracted support services to operating plants;

     (3) Secure supplies of waste to plants on a contractual basis and comprehensive recycling and management services to the waste generation market in general; and

     (4)  Broker the end products from Thermo Master(TM) Plants.

     Employees
     ---------

     As of September 15, 2000, PERI had 8 employees, and 20 independent contractors. Of these employees and contractors, 5 were classified as executive, 9 as administrative personnel, 6 production, and 8 sales and marketing. PERI's employees do not belong to a collective bargaining unit, and PERI is not aware of any labor union organizing activity.

     Corporate Headquarters
     ----------------------

     PERI's corporate offices are located at 435 Martin Street, Blaine, Washington, 98320, where it leases approximately 653 square feet at a monthly lease rate of US$1,360.42. PERI also has offices at 20436 Fraser Highway, Langley, British Columbia, Canada, V3A 4G2. There it leases approximately 16,000 square feet at a monthly lease rate of US$18,500.

     Press Release on Merger
     -----------------------

     The Company issued a press release with respect to the Merger on September 21, 2000, a copy of which is attached as Exhibit 99.1 to this Form 8-K.

Item 7.  Financial Statements, Pro Forma Information and Exhibits

     Financial Statements
     --------------------

     Accompanying this Form 8-K are the financial statements of PERI required by Regulation S-B, Item 310(c).

                     Index to Financial Statements of PERI

Independent Auditors' Report, dated September 6, 2000........................................................   F-1

Consolidated Balance Sheet as at June 30, 2000 (audited) ....................................................   F-2

Consolidated Statement of Income and Retained Earnings for the seven months
ended June 30, 2000 (audited)................................................................................   F-3

Consolidated Statement of Changes in Financial Position for the seven months
ended June 30, 2000 (audited) ...............................................................................   F-4

Notes to Financial Statements for the seven months ended June 30, 2000 (audited).............................   F-5

     Pro Forma Financial Information
     -------------------------------

     Accompanying this Form 8-K are the pro forma financial statements required by Regulation S-B, Item 310(d).

                    Index to Pro Forma Financial Statements

Pro Forma Balance Sheet as at April 30, 2000 (unaudited).....................................................   F-9

Pro Forma Statement of Operations for the year ended April 30, 2000 (unaudited)..............................  F-10

     Exhibits
     --------

                                 Exhibit Index

     2.1 Agreement and Plan of Reorganization, executed September 13, 2000, by and between Adventure Minerals Inc., AVML Sub One Corporation and Planet Earth Recycling Inc.

     2.2 Agreement and Plan of Merger, executed September 13, 2000, and effective September 15, 2000, merging Planet Earth Recycling Inc. with and into AVML Sub One Corporation

     2.3 Agreement and Plan of Merger, executed September 18, 2000 and effective September 19, 2000, merging AVML Sub One Corporation with and into Adventure Minerals Inc.

     99.1      Press release on the merger, dated September 21, 2000.

Item 8.  Change in Fiscal Year

     Effective September 15, 2000, the Company has changed, by resolution of the Board of Directors, its fiscal year end from April 30/th/ to June 30/th/. Hereafter, the Company will file quarterly reports on Form 10-QSB for periods ending September 30/th/, December 30/th/ and March 30/th/, and an annual report on Form 10-KSB for the year ending June 30/th/. The Company's Form 10-QSB for the period ending September 30, 2000, will cover the transition period of August 1, 2000, to September 30, 2000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                ADVENTURE MINERALS INC.


Dated:   September 29, 2000                     By:  /s/  Frank Andre
       -------------------------                   -------------------------
                                                Name: Frank Andre
                                                Title: President

--------------------------------------------------------------------------------

                               AUDITORS' REPORT

--------------------------------------------------------------------------------

To the Shareholder of Planet Earth Recycling Inc.:

We have audited the consolidated balance sheet of Planet Earth Recycling Inc. as at June 30, 2000 and the consolidated statements of income and retained earnings and changes in financial position for the seven months then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principals used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the company as at June 30, 2000 and the results of its operations and the changes in its financial position for the period ended in accordance with generally accepted accounting principles.

                                                   /s/ Raber Mattuck
                                                  ---------------------
                                                  CHARTERED ACCOUNTANTS


Vancouver, British Columbia
September 6, 2000

                          PLANET EARTH RECYCLING INC.
                          CONSOLIDATED BALANCE SHEET
                              AS AT JUNE 30, 2000
                                   (AUDITED)

                                                                       U.S. $
                                                                     -----------
ASSETS
------

CURRENT ASSETS
  Cash in Bank                                                       $ 1,875,315
  Accounts Receivable - Trade                                            488,830
  Accounts Receivable - Other                                             25,757
  Prepaid expenses                                                        71,741
                                                                     -----------
                                                                     $ 2,461,643


CAPITAL ASSETS (Notes 2 (d) and 3)                                        20,881
LICENSE (Note 2 (e) and 9 (b))                                           975,000
                                                                     -----------

TOTAL ASSETS                                                         $ 3,457,524
                                                                     -----------

LIABILITIES & SHAREHOLDER'S EQUITY
----------------------------------

CURRENT LIABILITIES
  Accounts Payable                                                    $  140,489
  Deferred Revenue (Notes 2 (c) and 4)                                 1,392,573
  Note Payable (Note 5)                                                1,000,000
                                                                     -----------
                                                                       2,533,062
                                                                     -----------

SHAREHOLDER'S EQUITY
--------------------

CAPITAL STOCK (Note 1)                                                         1

RETAINED EARNINGS                                                        924,461
                                                                     -----------
                                                                         924,462
                                                                     -----------
                                                                     $ 3,457,524
                                                                     ===========

                          PLANET EARTH RECYCLING INC.
            CONSOLIDATED STATEMENT OF INCOME AND RETAINED EARNINGS
                  For the 7 month period ended JUNE 30, 2000
                                   (AUDITED)


                                                                     U.S. $
                                                                   -----------

REVENUE                                                            $ 1,095,814


EXPENSES
 Advertising and promotion                                               2,881
 Automotive expenses                                                       350
 Depreciation and amortization                                          25,532
 Donation                                                                5,103
 (Gain) Loss US$ exchange                                               39,267
 Interest Expense                                                       18,027
 Management consultants                                                 24,138
 Office and general                                                     10,968
 Professional fees                                                       1,802
 Rent                                                                   17,323
 Telephone                                                               1,565
 Travel                                                                  3,036
 Wages and benefits                                                     25,967
                                                                   -----------
                                                                       175,959
                                                                   -----------

INCOME BEFORE INTEREST INCOME                                          919,855

INTEREST INCOME                                                          4,606
                                                                   -----------

NET INCOME AND RETAINED EARNINGS                                   $   924,461
                                                                   ===========

                          PLANET EARTH RECYCLING INC.
            CONSOLIDATED STATEMENT OF CHANGES IN FINANCIAL POSITION
                  For the 7 month period ended JUNE 30, 2000
                                   (AUDITED)

                                                                       U.S. $
                                                                    -----------
CASH RESOURCES PROVIDED BY (USED IN)
OPERATING ACTIVITES
  Net Income                                                        $   924,461
Items not involving funds
  Amortization                                                           25,532
  Deferred revenue realized                                            (596,817)

Cash generated from (used for) operating working capital
  Accounts receivable - trade                                          (488,830)
  Accounts receivable - other                                           (25,757)
  Prepaid expenses                                                      (71,741)
  Accounts payable and accrued liabilities                              140,489
                                                                    -----------

                                                                        (92,663)
                                                                    -----------
CASH RESOURCES PROVIDED BY (USED IN)
FINANCING ACTIVITIES
  Share capital                                                               1
  Note Payable                                                        1,000,000
  Fund received from contract advance                                 1,989,390
                                                                    -----------

                                                                      2,989,391
                                                                    -----------
CASH RESOURCES PROVIDED BY (USED IN)
INVESTING ACTIVITIES
  Acquisition of license                                             (1,000,000)
  Purchase of capital assets                                            (21,413)
                                                                    -----------

                                                                     (1,021,413)
                                                                    -----------

INCREASE (DECREASE) IN CASH                                           1,875,315

CASH AND TERM DEPOSITS, beginning of year                                     -
                                                                    -----------

CASH AND TERM DEPOSITS, end of year                                 $ 1,875,315
                                                                    ===========

                          PLANET EARTH RECYCLING INC.
                         NOTES TO FINANCIAL STATEMENTS
                     FOR THE 7 MONTHS ENDED JUNE 30, 2000
                                   (AUDITED)

1.   Nature of Business and Status of Activities

     Planet Earth Recycling Inc. (the "Company") was incorporated in Nevada, USA on November 29, 1999, and is a private company.

     Planet Earth Recycling Inc. is an integrated, multi-faceted recycling and waste management business, ready to address a broad range of recyclable material including glass, plastic, paper, cardboard, metals and particularly organic wastes. The Company holds contractual rights to build, support, and supply Thermo Master(TM) Plants which employ a patent protected process to convert organic waste materials to valuable feed and fertilizer products.

     The Company's has investments in one subsidiary, Planet Earth Operating Systems Inc., which in turn has investments in four subsidiaries, which are consolidated and summarized as follows:

     Company                                                      Nature of Business
     Planet Earth Operating Services Inc. (100% owned)         Operating Company
     (a) Earth Alliance Systems Inc. (100% owned)              Total Recycling
     (b) Planet Earth Bio Conversion Inc. (100% owned)         Licensor of technology
     (c) Planet Earth Design Build Inc. (100% owned)           Engineering and Construction
     (d) Planet Earth Management Inc. (100% owned)             Commissioning and Operating

2. Significant Accounting Policies

   (a)  Principles of Accounting       These consolidated financial statements
                                       have been prepared in accordance with
                                       accounting principles generally accepted in Canada applicable to a going concern, which assumes that the Company will continue operation for a reasonable period of time and will be able to realize its assets and discharge its liabilities and commitments in the normal course of operations.

                                       These principles can differ in certain
                                       material respects from those accounting
                                       principles generally accepted in the
                                       United States but no material differences exist in these statements.

                          PLANET EARTH RECYCLING INC.
                         NOTES TO FINANCIAL STATEMENTS
                     FOR THE 7 MONTHS ENDED JUNE 30, 2000


     (b)  Basis of Consolidation       These financial statements have been
                                       prepared using the purchase method of
                                       consolidation. The assets and liabilities of acquired companies are initially recorded at their cost. The results of operations of the acquired companies are included from the dates of acquisition.
                                       All significant intercompany transactions and balances have been eliminated on consolidation.

     (c)  Revenue Recognition          Revenue is recognized when services are
                                       performed.

     (d)  Capital Assets               Plant and equipment is recorded at cost.
                                       Amortization is recorded on active and
                                       idle assets, computed using the 20%
                                       straight-line method to amortize the cost of the assets over their estimated useful lives.

     (e)  Licenses                     License rights are recorded at cost and
                                       are amortized on a straight-line basis
                                       over the license period (10 years) which is the Company's estimated period of benefit for these costs.

3.   Capital Assets

                                  Cost        Acc. Amort.   Net Book Value
       Office Equipment           $21,413     $532          $20,881

     Amortization for the period amounted to $532.

     The estimated useful life of the office equipment is five years.

4.   Deferred Revenue

     The Company entered into a consulting contract on April 1, 2000, to provide consulting and administrative services at a fixed monthly fee of $300,000.00 CDN ($198,939 US) plus all costs charged at 15%. On April 28, 2000 the first ten months were paid in advance($3,000,000 CDN; $1,989,390
     US). As at June 30, 2000 $1,392,573 US of that advance remained unearned (Note 8 (c)).

5.   Note Payable

     The Company, in connection with its acquisition of the license agreement (Note 9 (b)) is indebted by way of a $1,000,000 US note payable, due on demand at seven percent (7%) rate of interest payable both before and after maturity. Interest of $18,027 US has been accrued but unpaid to June 30, 2000.

                          PLANET EARTH RECYCLING INC.
                         NOTES TO FINANCIAL STATEMENTS
                     FOR THE 7 MONTHS ENDED JUNE 30, 2000

6.   Share Capital

     The Company has authorized share capital of 25,000,000 common shares par value of $0.01US. Only 1 share has been issued.

7.   Commitments

     The Company rents its head office and administrative offices under operating leases. Rental payments during the period amounted to $17,323 U.S$. Aggregate minimum rental payments are $672,341 U.S.$ and approximate future rent payments for the next five years relative to signed lease agreements are as follows:

                                              U.S. $
                                              ------
                    2001                     $182,805
                    2002                     $167,841
                    2003                     $167,841
                    2004                     $153,854

8.   Subsequent Event

     a) On June 24, 2000, the Company entered into a letter of intent with a corporation in Ontario, Canada to purchase their business of organic waste collection and recycling. The agreed purchase price was $1,600,000 CDN ($1,061,008 US). As at the report date the purchase has not yet been completed.

     b) On August 18, 2000, the Company entered into a letter of intent with a corporation in New York, USA to purchase their Assets for $2,250,000 US and assume the corporation's liabilities in exchange for $1,100,000 US. The corporation is in the business of environmental research, soil mixing and organic sludge. As at the report date the purchase has not yet been completed.

9.   Significant Agreements

     The Company has entered into several significant agreements during the operating period as follows:

     a) Master Service Agreement. The Company has a Master Service Agreement with a corporation that allows it to have the right to construct, commission, maintain, operate, supply and broker the end product of all Thermo Master(TM) Plants built for any licensee in the world. These services are provided at a cost plus 15% rate.

                          PLANET EARTH RECYCLING INC.
                         NOTES TO FINANCIAL STATEMENTS
                     FOR THE 7 MONTHS ENDED JUNE 30, 2000

9.   Significant Agreements - Cont.

     b) License Agreement. The Company entered into a License Agreement on March 28, 2000 to utilize the Thermo Master(TM) technology in Canada, Washington, Oregon, Nevada, Idaho, California and Hawaii. The Company has an exclusive right to build a Thermo Master(TM) Plant in any of its territories. The License is $1,000,000 US and was satisfied by with of a Note payable (Note 5). Amortization of $25,000 has been recorded during the period (Note 2 (e)). The License Agreement also calls for an additional payment of $1,000,000 US for every plant constructed by or on behalf of the Licensee.

     c) Consulting Agreement. The Company has entered into a ten month Consulting Agreement for monthly consulting and administrative services (see Note 4). This contract is renewable in October, 2000 for the full rate or a reduced rate for a further nine-month period.

     Currently the Company derives all its Revenue from these contracts, which are with one Corporation.

                            ADVENTURE MINERALS INC.
                                   PRO FORMA
                                 BALANCE SHEET
                             As At April 30, 2000
                             (All Funds in U.S. $)
                                  (Unaudited)


                                    ASSETS
                                    ------

     Cash                                                           $ 2,041,515

     Deposit in Trust                                                    47,297

     Mineral Properties                                                   1,681

     Exploration Advance                                                  8,299
                                                                    -----------

                                                                    -----------
           TOTAL ASSETS                                             $ 2,098,792
                                                                    -----------


                      LIABILITIES & SHAREHOLDERS EQUITY
                      ---------------------------------

     Accounts Payable, Accrued Liabilities                          $    54,215

     Deferred Revenue                                                 1,824,324
                                                                    -----------
           Total Liabilities                                          1,878,539

     Share Capital                                                        2,034

     Additional Paid in Capital                                          52,217

     Retained Earnings                                                  166,002
                                                                    -----------
           Total Equity                                                 220,253

                                                                    -----------
           TOTAL LIABILITIES & EQUITY                               $ 2,098,792
                                                                    -----------

                            ADVENTURE MINERALS INC.
                                   PRO FORMA
                            STATEMENT OF OPERATIONS
                       For the Year Ended April 30, 2000
                             (All Funds in U.S. $)
                                  (Unaudited)

     REVENUES
       Consulting Contract                                          $   202,703
       Interest Income                                                    4,512
                                                                    -----------
                                                                        207,215

     OPERATING EXPENSES
       Selling, General and Administrative                               11,348
       Mineral Property Exploration Expenditures                            532
       Professional Fees                                                 23,271
       Stock Transfer Fees                                                  660
       Travel                                                             1,324
                                                                    -----------
                                                                         37,135

                                                                    -----------
     NET INCOME FROM OPERATIONS                                     $   170,080

     Accumulated Deficit, Beginning of Period                            (4,078)

                                                                    -----------
     Accumulated Retained Earnings, End of Period                   $   166,002
                                                                    ===========

     Net Income Per Share                                           $      0.01
                                                                    -----------

     Pro Forma Weighted Average                                      20,165,000
                                                                    -----------